UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

BRIXMOR PROPERTY GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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April 2, 2019
Dear Fellow Stockholders:
Please join us for Brixmor Property Group Inc.’s Annual Meeting of Stockholders on Wednesday, May 15, 2019, at 9:00 a.m. (Eastern Daylight Time) at The Maxwell New York City, 541 Lexington Avenue, New York, New York 10022 in Studios 4 and 5.
As permitted by the rules of the Securities and Exchange Commission, we are pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites the stockholders’ receipt of the materials, lowers the costs of the Annual Meeting and conserves natural resources. We sent to stockholders of record at the close of business on March 12, 2019 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our proxy statement, 2018 annual report to stockholders and annual report on Form 10-K for the year ended December 31, 2018, and vote online. If you would like to receive a printed copy of our proxy materials instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice.
The matters to be acted upon at the Annual Meeting are described in detail in the accompanying notice of the Annual Meeting and the proxy statement. We may also report on other matters of current interest to our stockholders.
Please use this opportunity to contribute to our company by voting on the matters to come before this Annual Meeting. Stockholders who hold shares in their own name through our transfer agent, Computershare, can vote online or by telephone. To vote online or by telephone, follow the instructions for online voting contained within your Annual Meeting materials. In addition, if you have requested or received a paper copy of the proxy materials, you can vote by completing, dating, signing and returning the proxy card sent to you in the envelope accompanying the proxy materials. Voting online, by telephone or by returning the proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person. If you do attend the Annual Meeting and wish to vote in person, you may revoke your proxy at or prior to the Annual Meeting.
Thank you for your continued support of Brixmor Property Group Inc.
Sincerely,

James M. Taylor Chief Executive Officer and President	John G. Schreiber Chairman of the Board

PROXY VOTING METHODS
If at the close of business on March 12, 2019, you were a stockholder of record, you may authorize a proxy to vote in accordance with your instructions through the Internet, by telephone or, if you have requested or received a paper copy of the proxy materials by mail, by mail, or you may vote in person at the Annual Meeting. For shares held through a broker, bank or other nominee, you may authorize a proxy by submitting voting instructions to your broker, bank or other nominee. To reduce our administrative and postage costs, we ask that you authorize a proxy through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 3 of the proxy statement.
If you are a stockholder of record or hold shares through a broker, bank or other nominee and are voting by proxy, your proxy must be received by 11:59 p.m. on May 14, 2019 to be counted.
To authorize a proxy if you are a stockholder of record:
BY INTERNET
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Go to the website www.AALvote.com.BRX and follow the instructions, 24 hours a day, seven days a week.

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You will need the control number included on your Notice of Internet Availability or proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE
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From a touch-tone telephone, dial 1-866-804-9616 and follow the recorded instructions, 24 hours a day, seven days a week.

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You will need the control number included on your Notice of Internet Availability or proxy card in order to vote by telephone.

BY MAIL
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Mark your selections on the proxy card.

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Date and sign your name exactly as it appears on your proxy card form.

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Mail the proxy card in the enclosed postage-paid envelope.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.
If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.

BRIXMOR PROPERTY GROUP INC.
Notice of Annual Meeting of Stockholders
TIME	9:00 a.m. (Eastern Daylight Time) on Wednesday, May 15, 2019
PLACE	The Maxwell New York City 541 Lexington Avenue New York, New York 10022 Studios 4 and 5
ITEMS OF BUSINESS	1. To elect nine directors to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify.
2. To consider and vote on a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019.
3. To consider and vote on, on a non-binding advisory basis, a resolution to approve the compensation paid to our named executive officers, as described in the enclosed proxy statement.
4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the Annual Meeting, or any adjournments or postponements thereof, if you were a stockholder of record at the close of business on March 12, 2019.
VOTING BY PROXY	To ensure your votes are cast, you may authorize a proxy over the Internet, by telephone or, if you have requested or received a paper copy of the proxy materials by mail, by completing, signing and returning your paper proxy card by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section beginning on page 1 of the proxy statement and on the proxy card.
By Order of the Board of Directors,
Steven F. Siegel
Executive Vice President, General Counsel & Secretary
This Notice of Annual Meeting and proxy statement are being distributed or made available, as the case may be, on or about April 2, 2019.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 15, 2019: Our proxy statement, 2018 annual report to stockholders and annual report on Form 10-K for the year ended December 31, 2018 will be available at www.viewproxy.com/brixmor/2019 beginning on April 2, 2019. As permitted by the Securities and Exchange Commission (the “SEC”), the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record. All stockholders will have the ability to access the proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the SEC on February 11, 2019 (the “Annual Report”) on a website referred to in the Notice or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request a printed copy may be found in the Notice.
In addition, any shareholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to shareholders and will reduce the impact of annual meetings on the environment. A shareholder’s election to receive proxy materials by email will remain in effect until the shareholder terminates it.

BRIXMOR PROPERTY GROUP INC.
450 Lexington Avenue
New York, New York 10017
Telephone: (212) 869-3000
PROXY STATEMENT
Annual Meeting of Stockholders May 15, 2019 9:00 a.m. (Eastern Daylight Time)
This proxy statement is being furnished by and on behalf of the board of directors of Brixmor Property Group Inc. in connection with the solicitation of proxies to be voted at the 2019 annual meeting of stockholders. This proxy statement and our 2018 annual report to stockholders will be available at www.viewproxy.com/brixmor/2019 beginning on April 2, 2019.
General Information
Why am I being provided with these materials?
We have made these proxy materials available to you via the Internet or, upon your request, have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board”) of Brixmor Property Group Inc., a Maryland corporation (the “Company”), of proxies to be voted at our Annual Meeting of Stockholders to be held on May 15, 2019 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares in person. The Annual Meeting will be held at 9:00 a.m. Eastern Daylight Time at The Maxwell New York City, 541 Lexington Avenue, New York, New York 10022 in Studios 4 and 5. For directions to the Annual Meeting you may contact our Secretary at Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017.
What am I voting on?
There are three proposals to be considered and voted on at the Annual Meeting:
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Proposal No. 1:   Election of nine directors to serve until our next annual meeting and until their successors are duly elected and qualify.

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Proposal No. 2:   Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019.

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Proposal No. 3:   Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement.

Who is entitled to vote?
Stockholders as of the close of business on March 12, 2019 (the “Record Date”), may vote at the Annual Meeting, or any postponement or adjournment thereof. As of that date, there were 298,258,420 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:
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Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);

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Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or other nominee how to vote their shares; and

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Held for you by us as restricted shares (whether vested or non-vested) under any of our stock incentive plans.

What constitutes a quorum?
The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum to transact business at the Annual Meeting. Stockholders who properly authorize a proxy but who instruct their proxy holder to abstain from voting on one or more matters are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes,” described below, also are counted as present and entitled to vote for purposes of determining a quorum. However, as described below under “How are votes counted?,” if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority to vote (a “broker non-vote”).
What is a “broker non-vote”?
A broker non-vote occurs when shares held by a broker, bank or other nominee are not voted with respect to a proposal because (1) the broker, bank or other nominee has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker, bank or other nominee lacks the authority to vote the shares at his or her discretion. Under current New York Stock Exchange interpretations that govern broker non-votes, Proposal Nos. 1 and 3 are considered non-discretionary matters and a broker, bank or other nominee will lack the authority to vote shares at his or her discretion on such proposals. Proposal No. 2 is considered a discretionary matter and a broker, bank or other nominee will be permitted to exercise his or her discretion.
How many votes are required to approve each proposal?
The affirmative vote of a majority of the votes cast will be required to approve each proposal at the Annual Meeting. While the vote on executive compensation (Proposal No. 3) is advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation.
How are votes counted?
You may instruct your proxy to vote “FOR” or “AGAINST” or to “ABSTAIN” with respect to each of the proposals. Abstentions and broker non-votes will have no effect on the outcome of the proposals.
If you properly authorize a proxy (whether by internet, telephone or mail) without specifying voting instructions on any matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be brought before the Annual Meeting. The Board has recommended a vote “FOR” each director nominee listed herein and “FOR” Proposal Nos. 2 and 3.
Who will count the vote?
Representatives of Alliance Advisors will tabulate the votes, and representatives of Alliance Advisors will serve as inspectors of election.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
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“FOR” each of the nominees for election as directors set forth in this proxy statement.

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“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019.

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“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement.

How do I authorize a proxy to vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may authorize a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:
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By Internet—If you have Internet access, you may authorize your proxy by going to www.AALvote.com.BRX and by following the instructions on how to complete an electronic proxy card. You will need the control number included on your Notice of Internet Availability or proxy card in order to vote by Internet.

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By Telephone—If you have access to a touch-tone telephone, you may authorize your proxy by dialing 1-866-804-9616 and by following the recorded instructions. You will need the control number included on your Notice of Internet Availability or proxy card in order to vote by telephone.

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By Mail—If you have requested or received a paper copy of the proxy materials by mail, you may authorize your proxy by mail by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the envelope that has been provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.
Internet and telephone voting facilities will close at 11:59 p.m. on May 14, 2019 for the voting of shares held by stockholders of record or held in street name.
Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 14, 2019.
How do I vote my shares in person at the Annual Meeting?
First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice of Internet Availability or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (for example, your broker, bank or other nominee) giving you the right to vote the shares.
Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
What does it mean if I receive more than one Notice on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you authorize a proxy by Internet or telephone, vote once for each Notice you receive.
May I change my vote or revoke my proxy?
Yes. Whether you have authorized a proxy by Internet, telephone or mail, if you are a stockholder of record, you may change your voting instructions or revoke your proxy by:
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Sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than May 14, 2019;

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Authorizing a proxy again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. on May 14, 2019;

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Submitting a properly signed proxy card with a later date that is received no later than May 14, 2019; or

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Attending the Annual Meeting, revoking your proxy and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Do I need a ticket or identification to be admitted to the Annual Meeting?
Yes, you will need your proof of identification along with either your Notice or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a broker, bank or other nominee and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Brixmor Property Group Inc. stock, such as a bank or brokerage account statement.
No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.
Could other matters be decided at the Annual Meeting?
At the date this proxy statement went to press, we did not know of any matters that may be properly presented at the Annual Meeting other than those referred to in this proxy statement.
If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Environmental Sustainability
and Social Responsibility
Environmental sustainability and social responsibility, including our commitment to being the center of the communities we serve, are important components of our business and operations and our related efforts, targets and progress are regularly reviewed and evaluated by our Board of Directors. In addition, we highlight and regularly update our environmental and social initiatives, as well as governance policies, on www.brixmor.com under Why Brixmor and Investors, and in other publicly available documents.
Environmental Responsibility
We continue to make progress towards a clearly defined set of long-term sustainability targets relative to mitigating our environmental impact, including specific targets relating to reductions in electric and water usage and greenhouse gas emissions, the development of on-site renewable energy, the conversion to LED lighting and the installation of electric vehicle charging stations. We are also partnering with our tenants to achieve our sustainability goals through innovative green lease provisions which have facilitated the installation of solar panels, providing tenants with lower cost renewable energy systems.
As a result of our efforts, we have been recognized by GRESB as a Green Star recipient and by the Institute for Market Transformation and U.S. Department of Energy Better Buildings Alliance as a Green Lease Leader at the highest Gold level.

Community Connectivity
We are committed to being the center of the communities we serve and this objective drives our value enhancing reinvestment strategy. Through strategic remerchandising and redevelopment, we transform our properties to meet the individual needs of their communities. We also provide safe and secure environments for our tenants and their customers to engage, both within the stores and in public spaces at our centers. In addition, we collaborate with our tenants through our ongoing tenant coordination and proactive property management efforts. Success is monitored through the use of tenant engagement surveys.
We make it a priority for our employees to personally connect with local communities and we provide two paid days off annually for employees to participate in volunteer service events. During 2018, our employees spent approximately 1,800 hours volunteering in local communities across the country with groups such as the American Red Cross, Americares, Cradles to Crayons, Feeding America, Houston Food Bank, New Alternatives for Children, Philabundance, San Diego Food Bank, Save the Children and Spirit of Children. We also continue to support veterans and their families via employment opportunities through our ongoing partnership with the Bob Woodruff Foundation.
Our portfolio is uniquely situated to provide much needed supplies and support to local communities in times of need. During both Hurricane Harvey and Hurricane Irma, we provided volunteer time, donations and monetary support to impacted communities and facilitated relief efforts by providing space at our shopping centers for staging areas and essential services. Through our Disaster Assistance Recovery Team we were able to return our centers and tenants to operational status quickly, allowing them to provide crucial goods and services to those in need.

Human Capital Management	We are highly committed to being a responsible employer and creating and sustaining a positive work environment and corporate culture characterized by high levels of employee engagement, diversity and inclusion. We seek to attract and retain talented and passionate professionals who align with our cultural tenets, which are focused on integrity, accountability and trust. We challenge our employees to act like owners, provide training to help them succeed and empower them to connect with local communities. Our goal is to grow and develop impactful leaders, promoting approximately 10% of our employees during 2018, and women represent approximately 52% of our employees.

Through employee engagement surveys we continually monitor our performance and utilize the results to improve our organization. Results of our 2018 survey show that 96% of our employees have a positive satisfaction level working at the Company and 93% of our employees feel that the culture is generally positive.
Health And Personal/ Professional Development
We offer our employees and their families comprehensive health and wellness benefits, including maternity, paternity and adoption leave, tuition reimbursement, employee assistance and flexible work hours designed to improve the work/life balance.
We also encourage our employees to advance their personal and professional development through a variety of means and during 2018 our employees spent approximately 3,000 hours on personal and professional improvement via:

• Time off and financial support for classes and experiences supporting such development
• Company-sponsored seminars presented by outside experts on diverse topics
• Financial and institutional support to visit other Brixmor offices to broaden knowledge and enhance relationships across the platform

PROPOSAL NO. 1—ELECTION OF DIRECTORS
Upon the recommendation of the Nominating and Corporate Governance Committee, nine nominees will be proposed for election as directors at the Annual Meeting to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualify. Our nominees were selected by the Board, based on the recommendation of the Nominating and Corporate Governance Committee. All nine nominees currently serve on our board of directors. All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the Board alternatively acts to reduce the size of the Board or maintain a vacancy on the Board in accordance with our bylaws. The Board has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election to the Board of Directors in 2019

The following information describes the offices held, other business directorships and the term of service of each director nominee. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below. The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should serve as a director.

James M. Taylor Jr.
Director since 2016
Age 52
Mr. Taylor has served as our Chief Executive Officer and President since May 2016 and as a director since June 2016. Mr. Taylor has more than 20 years of experience in the commercial real estate industry. From 2012 until joining Brixmor, he was Executive Vice President—Chief Financial Officer and Treasurer for Federal Realty Investment Trust, a real estate investment trust, and a member of Federal Realty’s executive and investment committees. At Federal Realty, he was also responsible for sourcing and evaluating business development opportunities for its east coast portfolio, as well as for operational oversight of its southeast portfolio. From 1998 to 2012, Mr. Taylor was a Senior Managing Director and the head of real estate investment banking at Eastdil Secured/Wells Fargo where he successfully completed over $100 billion of public debt and equity offerings, M&A transactions, asset and portfolio sales, private equity placements, mortgage financings and bank loans for his real estate clients. Prior to joining Eastdil Secured, Mr. Taylor practiced corporate and securities law at the law firm Hunton & Williams, with a focus on equity REITs, and also worked as a senior accountant for the accounting firm Price Waterhouse in Washington, D.C. He is a member of the Urban Land Institute (ULI). He received a B.S. and J.D. from the University of Virginia. In determining that he should serve as a director, our Board considered Mr. Taylor’s extensive experience over more than 20 years in the commercial real estate industry and his knowledge of our business and portfolio as our chief executive officer.

John G. Schreiber
Director and Chairman since 2013
Age 73
Mr. Schreiber has served as a Director since 2013. Mr. Schreiber is the President of Centaur Capital Partners, Inc. In December 2015, he retired as a Partner and Co-Founder of Blackstone Real Estate Advisors (“BREA”). As Co-Chairman of the BREA Investment Committee, Mr. Schreiber oversaw all Blackstone real estate investments since its founding in 1992. Prior thereto, Mr. Schreiber served as Chairman and Chief Executive Officer of JMB Urban Development Co. and Executive Vice President of JMB Realty Corp. Mr. Schreiber currently serves on the board of JMB Realty Corp. and Hilton Worldwide Inc., where he serves on the Compensation Committee. Mr. Schreiber is a Director/Trustee of a number of mutual funds managed by T. Rowe Price Associates and a Trustee of Loyola University. He is a past board member of Invitation Homes, General Growth Properties, Hudson Pacific Properties, Inc., Urban Shopping Centers, Inc., Host Hotels & Resorts, Inc., The Rouse Company, AMLI Residential Properties Trust, Inc. and Blackstone Mortgage Trust, Inc. Mr. Schreiber graduated from Loyola University of Chicago and received an M.B.A. from Harvard Business School. In determining that he should serve as a director, our Board considered Mr. Schreiber’s extensive experience with, and strong record of success in investing in, real estate-related assets, as well as his significant experience in serving as a director of various other companies, including real estate companies.
Michael Berman
Director since 2013
Age 61
Mr. Berman has served as a Director since 2013. From January 2018 until March 2018, Mr. Berman served as Executive Vice President, Finance of GGP Inc. (“GGP”) and oversaw its finance function. Prior thereto, Mr. Berman previously served as Chief Financial Officer of GGP and oversaw its finance, accounting, capital markets, treasury, investor relations and corporate communications functions. He joined GGP in December 2011 and has over 25 years of combined experience in the real estate and financial industries. From September 2003 until he joined GGP, Mr. Berman served as Chief Financial Officer of Equity LifeStyle Properties, Inc. During 2003, Mr. Berman was an associate professor at the New York University Real Estate Institute. From 1997 to 2002, he was a managing director in the investment banking department at Merrill Lynch & Co. Mr. Berman currently serves on the board of Skyline Champion Corp., where he serves on the Governance and Nominating Committee and as the Chairman of the Audit Committee. Mr. Berman holds an M.B.A. from Columbia University Graduate School of Business, a J.D. from Boston University School of Law and a bachelor’s degree from Binghamton University in New York. Mr. Berman is a member of the Columbia Business School Real Estate Advisory Board and is a member of the Urban Land Institute. In determining that he should serve as a director, our Board considered Mr. Berman’s extensive experience in the real estate and finance industries, including in the retail property sector in particular, and his familiarity with financial reporting and accounting matters.

Julie Bowerman
Director since 2019
Age 49
Ms. Bowerman has served as a Director since February 2019. Ms. Bowerman is currently the Chief Global Digital, Consumer and Customer Experience Officer of Kellogg Company, a food manufacturing company. Prior to joining Kellogg in 2019, Ms. Bowerman served as the Senior Vice President, Digital Engagement and eCommerce at The Hain Celestial Group, Inc., a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Prior to joining The Hain Celestial Group, Inc. in 2017, she spent over 20 years at The Coca-Cola Company, serving in various roles, including, most recently as Global Vice President, eCommerce, Shopper Marketing and Digital from 2015 to 2017, and as the Vice President and General Manager, eCommerce, North America from 2013-2015. Ms. Bowerman attained a BA, Communications from the University of Dayton and a Masters in Advertising from Michigan State University. In determining that she should serve as a director, our Board considered Ms. Bowerman’s extensive experience in physical and digital commerce, marketing, omni channel sales and consumer products businesses.
Sheryl M. Crosland
Director since 2016
Age 66
Ms. Crosland has served as a Director since December 2016. Ms. Crosland most recently served as Managing Director and Retail Sector Head at JP Morgan Investment Management’s Global Real Assets Group from 1998 until 2014. She spent over 30 years with JP Morgan in various positions in real estate investment management and served on the Board of Directors of Donahue Schriber Realty Group and Edens Investment Trust. Ms. Crosland attained a B.S. from Furman University and a Master of Science in Industrial Management from Georgia Institute of Technology and is a certified public accountant. In determining that she should serve as a director, our Board considered Ms. Crosland’s extensive experience in the real estate industry, in particular her familiarity with real estate investment, ownership and operational experience.

Thomas W. Dickson
Director since 2015
Age 63
Mr. Dickson has served as a Director since 2015. Mr. Dickson most recently served as Chief Executive Officer of Harris Teeter, a leading regional supermarket chain of more than 200 supermarkets, primarily in the Southeastern and Mid-Atlantic United States, from February 1997 until Harris Teeter’s sale to The Kroger Co. in January 2014, and also served as Chairman of the Board of Harris Teeter from March 2006 until January 2014. Prior to becoming Chief Executive Officer, Mr. Dickson served as President of Harris Teeter from February 1997 through March 2012 and as Executive Vice President of Harris Teeter from February 1996 to February 1997. From February 1994 to February 1996, Mr. Dickson served as President of American & Efird, Inc., Harris Teeter’s former A&E subsidiary, and from February 1991 to February 1994 he served as Executive Vice President of American & Efird, Inc. He served as Chairman of the Board of The Pantry, Inc. from April 2014 until its sale in March 2015. Mr. Dickson currently serves on the Board of Directors of Dollar Tree, Inc. He previously served on the board of directors of Conagra Brands, Inc. Mr. Dickson attained a B.A. and M.B.A. from the University of Virginia. In determining that he should serve as a director, our Board considered Mr. Dickson’s extensive operational experience and expertise in the supermarket grocery business, his broad real estate knowledge and his substantial public company board experience.
Daniel B. Hurwitz
Director since 2016
Age 55
Mr. Hurwitz has served as a Director since February 2016 and previously served as our interim President and Chief Executive Officer from February 2016 until May 2016. Mr. Hurwitz is the founder and chief executive officer of Raider Hill Advisors, LLC, a private real estate investment and retail advisory firm located in New York City. Prior to founding Raider Hill in 2015, Mr. Hurwitz served in numerous executive capacities for DDR Corp. from 1999 to 2015, culminating in the role of chief executive officer from January 2010 to December 2014. DDR Corp. is a NYSE-listed real estate investment trust that owns and manages shopping centers. Mr. Hurwitz currently serves on the board of directors of International Council of Shopping Centers (ICSC). Mr. Hurwitz has previously served as a member of the ICSC Board of Trustees Executive Committee. He also previously served as a member of the NAREIT Executive Board of Governors and Governance Committee in addition to the Board of Directors of General Growth Properties, Inc., DDR Corp, CubeSmart, Sonae Sierra Brasil, SA and Boscovs Department Store, Inc. Mr. Hurwitz is a graduate of Colgate University and currently serves as Chairman of the Colgate University Board of Trustees. In determining that he should serve as a director, our Board considered Mr. Hurwitz’s extensive management experience as chief executive officer of another publicly-traded real estate investment trust and interim chief executive officer of the Company, his extensive experience with shopping centers and his extensive experience as a director of other public real estate companies.

William D. Rahm
Director since 2013
Age 40
Mr. Rahm has served as a Director since 2013. Mr. Rahm is a Senior Managing Director of Centerbridge Partners, L.P., which he joined at its inception in 2006. He currently leads the firm’s real estate investment activities. Prior to joining Centerbridge, Mr. Rahm was a member of Blackstone’s real estate private equity group, where he completed investments in lodging businesses and real estate assets. Mr. Rahm graduated cum laude from Yale College. He received his J.D. cum laude from Harvard Law School and his M.B.A. with distinction from Harvard Business School. Mr. Rahm currently serves on the Board of Directors of Merit Hill Holdings REIT LLC and as Chairman of the Board of Great Wolf Resorts, Inc. Mr. Rahm previously served on the Board of Directors of Extended Stay America, Inc. and Carefree Communities, Inc. In determining that he should serve as a director, our Board considered Mr. Rahm’s extensive experience in real estate and investments and his significant understanding of issues and risks that affect the Company.
Gabrielle Sulzberger
Director since 2015
Age 58
Ms. Sulzberger has served as a Director since 2015. Ms. Sulzberger is a General Partner of Rustic Canyon/Fontis Partners, L.P. (“RC/Fontis”), a private equity fund, which she co-founded in 2005. During her tenure at RC/ Fontis, from October 2011 to February 2013, she served as interim CEO of Johnson Products Company, a portfolio company of RC/Fontis that manufactures hair care products. Previously, from 2002 through 2005, Ms. Sulzberger was Chief Financial Officer of the Villanueva Companies, a private holding company with diverse investment interests. She currently serves on the Board of Directors of Mastercard Incorporated. She has previously served on the Board of Directors of Whole Foods Market, Inc., Stage Stores, Inc., Bright Horizons Family Solutions, and Teva Pharmaceutical Industries. Ms. Sulzberger received a J.D. from Harvard Law School, an M.B.A. from Harvard Business School and a B.A. from Princeton University. In determining that she should serve as a director, our Board considered Ms. Sulzberger’s experience as a general partner and manager of a diversified private equity fund, executive positions of several consumer product companies and her audit committee chairman experience at a large public company in the retail sector.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

The Board of Directors and Certain Governance Matters
The business and affairs of the Company are managed under the direction of our Board, as provided by Maryland law, and the Company conducts its business through meetings of the Board and its three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance include:
•
our Board is not classified and each of our directors is subject to re-election annually, and we will not classify our Board in the future without the approval of our stockholders;

•
our directors may be removed by the vote of a majority of the votes entitled to be cast and our Board may not increase the vote required to remove a director without stockholder approval;

•
we have fully independent audit, compensation and nominating and corporate governance committees, and our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•
our Board has an independent Chairman and a Lead Independent Director;

•
all members of our audit committee are “financial experts” as defined by applicable SEC regulations;

•
each senior officer (our chief executive officer, chief financial officer and each executive vice president) is expected to own common stock or common stock equivalents equal in market value to at least three to six times his or her annual base salary, depending on his or her position;
•
our executive officers and members of our board are prohibited from engaging in any hedging transactions with respect to equity securities of the Company held by them, which includes the purchase of any financial instrument designed to hedge or offset any decrease in the market value of such equity securities;

•
our directors are elected by a vote of a majority of votes cast in uncontested elections, and in the event that an incumbent director fails to receive a majority of votes cast in an uncontested election, such incumbent director is required to submit his or her resignation to the Board, which will decide what action to take on the resignation, and the decision will be publicly disclosed;

•
we have opted out of the Maryland business combination and control share acquisition statutes, and in the future will not opt in without stockholder approval;

•
we do not have a stockholder rights plan, and we will not adopt a stockholder rights plan in the future without stockholder approval;

•
as part of our Board tenure and refreshment strategy, we have a mandatory retirement age of 75;

•
stockholders holding a majority of outstanding shares have the right to amend, alter or repeal our bylaws, or adopt new bylaws, at a duly called meeting of stockholders; and

•
our Board views its diversity as an important strength, with women currently constituting one-third of its members.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.
Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.
In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material.
The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that each of Messrs. Berman, Dickson, Hurwitz, Rahm and Schreiber and Mses. Bowerman, Crosland and Sulzberger is independent for purposes of all applicable New York
Stock Exchange standards, including with respect to committee service. Our Board has also determined that each of Mr. Berman and Mses. Crosland and Sulzberger is “independent” for purposes of Section 10A(m)(3) and each of Messrs. Dickson, Hurwitz, Rahm and Schreiber is “independent” for purposes of Section 10C(b) of the Exchange Act.
In making its independence determinations, the Board considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).

Board Structure

Our Board is led by the Chairman. The Chief Executive Officer position is separate from the Chairman position. We believe that the separation of the Chairman and Chief Executive Officer positions is appropriate corporate governance for us at this time. Accordingly, Mr. Schreiber serves as Chairman, while Mr. Taylor serves as our Chief Executive Officer and President. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, Mr. Schreiber’s attention to Board and committee matters allows the Chief Executive Officer to focus more specifically on overseeing the Company’s day to day operations as well as strategic opportunities and planning.

Board Committees and Meetings

The following table summarizes the current membership of each of the Board’s Committees.
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James M. Taylor Jr.
John G. Schreiber		X	X
Michael Berman	X, Chair
Julie Bowerman			X
Sheryl M. Crosland	X
Thomas W. Dickson		X
Daniel B. Hurwitz		X
William D. Rahm		X, Chair	X
Gabrielle Sulzberger	X		X, Chair
All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2018, the Board held 10 meetings, the Audit Committee held 8 meetings, the Compensation Committee held 2 meetings and the
Nominating and Corporate Governance Committee held 5 meetings. All of our directors attended at least 75% of the aggregate of the meetings of the Board and relevant committee meetings in 2018. All directors then serving on the Board attended the 2018 annual meeting of stockholders.

Committee Membership

Audit Committee
All members of the Audit Committee are “independent,” in accordance with our Audit Committee charter and the applicable NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the New York Stock Exchange. In addition, our Board has determined that each of the members of the Audit Committee qualifies as an audit committee financial expert as defined by applicable SEC regulations. The Board reached its conclusion as to Mr. Berman’s qualification based on, among other things, his 15 years of experience as the Chief Financial Officer of two public real estate investment trusts. The Board reached its conclusion as to Ms. Crosland based on her education as a certified public accountant, her more than 30 years of experience in real estate investment management and her service on the audit committee of several private real estate companies. The Board reached its conclusions as to Ms. Sulzberger based on, among other things, her more than 10 years of experience as a partner at a private equity fund, more than 5 years of experience as a chief financial officer and her prior experience as audit committee chairman of a public company.
The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.brixmor.com under Investors: Governance: Audit Committee Charter, and include among others the following:
•
carrying out the responsibilities and duties delegated to it by the Board, including its oversight of our financial reporting policies, our internal controls and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;

•
selecting our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;

•
reviewing and pre-approving the audit and non-audit services and the payment of compensation to the independent registered public accounting firm;

•
reviewing reports and material written communications between management and the independent registered public accounting firm, including with respect to major issues as to the adequacy of the Company’s internal controls;
•
reviewing the work of our internal audit function; and

•
reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K or other public dissemination in accordance with applicable rules and regulations of the SEC.
On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company’s risk management policies and procedures. See “Oversight of Risk Management” below.
Compensation Committee
All members of the Compensation Committee are “independent,” in accordance with our Compensation Committee charter and the applicable NYSE listing standards applicable to boards of directors in general and compensation committees in particular.
The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.brixmor.com under Investors: Governance: Compensation Committee Charter, and include among others the following:
•
establishing and reviewing the overall compensation philosophy of the Company;

•
reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation, including annual performance objectives, if any;

•
evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer;

•
reviewing and approving, or making recommendations to the Board, on the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;

•
considering policies and procedures pertaining to expense accounts of senior executives;

•
reviewing and approving, or making recommendations to the Board with respect to, incentive-compensation plans and equity-based plans that are subject to the approval of the Board, and overseeing the activities of the individuals responsible for administering those plans;

•
reviewing and approving equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s stockholders;

•
reviewing and making recommendations to the Board, or approving, all equity-based awards, including pursuant to the Company’s equity-based plans;

•
monitoring compliance by executives with the rules and guidelines of the Company’s equity-based plans; and

•
reviewing and monitoring all employee retirement, profit sharing and benefit plans of the Company.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include, among others, overseeing the preparation of the Compensation Discussion and Analysis and determining whether or not to recommend to the Board that the Compensation Discussion and Analysis be included in our annual proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction.
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable.
In 2018, James M. Taylor Jr., our President and Chief Executive Officer, generally participated in discussions and deliberations with the Compensation Committee regarding determinations of annual cash and equity incentive awards for our executive officers. Specifically, he made recommendations to the Compensation Committee regarding executive salaries, equity awards, the performance targets used under our annual bonus plan and the amounts of annual cash incentive awards. Mr. Taylor did not participate in deliberations regarding his own compensation.
In 2018, the Compensation Committee engaged the services of Pay Governance LLC (“Pay Governance”) to assist the Compensation Committee in modifying the long-term incentive compensation program for the executive management team. Neither Pay Governance nor any of its affiliates maintains any other direct or indirect business relationships with the Company.
Nominating and Corporate Governance Committee
All members of the Nominating and Corporate Governance Committee are “independent,” in accordance with our Nominating and Corporate Governance Committee charter and the applicable NYSE listing standards.
The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.brixmor.com under Investors: Governance: Nominating and Corporate Governance Committee Charter, and include among others the following:
•
establishing the criteria for the selection of new directors;

•
identifying and recommending to the Board individuals to be nominated as directors;

•
evaluating candidates for nomination to the Board, including those recommended by stockholders;

•
conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•
considering questions of independence and possible conflicts of interest of members of the Board and executive officers;

•
reviewing and recommending the composition and size of the Board;

•
overseeing the evaluation of the Board, its committees, as applicable, and management; and

•
recommending members of the Board to serve on the committees of the Board and, where appropriate, recommending the removal of any member of any committee.

Oversight of Risk Management

The Board exercises oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the Audit Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements.
Through its regular meetings with management, including the finance, legal, and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and non-independent directors. In accordance with our
Corporate Governance, the independent directors have elected Mr. Rahm from among themselves to serve as the Presiding Independent Director to call and preside at executive sessions. The Audit Committee also meets regularly in executive session.

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the Board.
Our Corporate Governance Guidelines, our Audit, Compensation and Nominating and Corporate Governance Committee charters and other corporate governance information are available on the Governance page of the Investors section on our website at www.brixmor.com. Any stockholder also may request them in print, without charge, by contacting the Secretary at Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017.

Stock Ownership Guidelines

The Board has implemented stock ownership guidelines, which are included in our Corporate Governance Guidelines referenced above. Each senior officer (our chief executive officer, chief financial officer and each executive vice president) is expected to own common stock or common stock equivalents equal in market value to a specified multiple of his or her annual base salary. The guideline for our chief executive officer is six times his or her base salary, for our chief financial officer is four times his or her base salary, and for the other senior officers is three times his or her base salary. New officers, including our Chief Executive Officer and President, Chief Financial Officer and Chief Investment Officer, that are subject to the ownership guidelines are expected to be in compliance by the fifth anniversary of their appointment to the position that results in application of the ownership guidelines. Each of our current senior officers, other than our Chief Financial Officer and Chief Investment Officer, who have until May 2021 to own the requisite shares of common stock or common stock equivalents under the ownership guidelines, currently owns shares of common stock or common stock equivalents equal to or greater than their respective ownership guideline.
The Board has also established common stock ownership guidelines for our independent directors. Each independent director is expected to own shares of our common stock or common stock equivalents with an aggregate market value not less than five times the cash portion of such independent director’s annual board fee for the preceding year (exclusive of committee or chairperson fees) within five years of joining the Board.
For purposes of these stock ownership guidelines, (i) restricted stock and (ii) earned restricted stock units, which are only subject to a time vesting requirement, shall be counted toward such requirement. The Board may, in its sole discretion, grant exceptions to the above guidelines.

Code of Business Conduct and Ethics and Code of Conduct for Senior Financial Officers

We have a Code of Business Conduct and Ethics which applies to all directors, officers and employees of the Company and a Code of Conduct for Senior Financial Officers which applies to our principal executive officer, principal financial officer and principal accounting officer or controller and persons performing similar functions. Each of these codes is available on our internet website www.brixmor.com under Investors: Governance. The Code of Business Conduct and Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws (including insider trading laws), use of our assets and business conduct and fair dealing. The Code of Conduct for Senior Financial Officers satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or any waivers of the Code of Business Conduct and Ethics or Code of Conduct for Senior Financial Officers granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K.
As described in our Code of Business Conduct and Ethics, the Company’s directors, officers and employees are provided with three avenues through which they can report violations or suspected violations with respect to accounting or auditing matters: a toll-free phone number, in writing, and a website. The toll-free phone number for directors, officers and employees is available 24 hours a day, seven days a week. Directors, officers and employees may report any violation of the Code of Business Conduct and Ethics that does not concern accounting or auditing matters either in writing or in person. Violations or suspected violations of the Code of Conduct for Senior Financial Officers must be reported to the Company’s General Counsel or the Chairman of the Audit Committee of the Board of Directors and may be made in person, in writing or through a toll-free phone number. Directors, officers and employees can choose to remain anonymous in reporting violations or suspected violations. In addition, we maintain a formal non-retaliation policy that prohibits action or retaliation against any director, officer or employee who makes a report in good faith even if the facts alleged are not confirmed by subsequent investigation.

Director Nomination Process

The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for election as directors to the Board. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses overall Board composition considerations, including the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise (although the Board does not have a formal diversity policy), compliance with New York Stock Exchange and SEC board and committee independence requirements and the size of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, mature judgment, familiarity with our business and industry, independence of thought and his or her ability to work collegially with the other members of the Board. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral.

When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.
Ms. Bowerman is standing for re-election by stockholders for the first time at the Annual Meeting. One of the Board’s goals in identifying new directors was to increase the number of women on the Board, and Ms. Bowerman’s gender, her extensive experience in retail and consumer marketing and e-commerce and her other skills and experiences highlighted above under Proposal No. 1—Election of Directors—Nominees for Election to the Board of Directors in 2019, were factors considered by the Nominating and Corporate Governance Committee in recommending her as a director nominee. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. Each of the Company’s directors possesses high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing his skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. A significant number of our directors possess experience in owning and managing public and privately held enterprises and are familiar with corporate finance and strategic business planning activities that are unique to publicly-traded companies like ours. Finally, many of our directors possess substantial expertise in advising and managing companies in various segments of the real estate industry.
In 2019, this process resulted in the Nominating and Corporate Governance Committee’s recommendation to the Board, and the Board’s nomination, of the nine incumbent directors named in this proxy statement and proposed for election by you at the upcoming Annual Meeting.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017. All recommendations for nomination received by the Corporate Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration.
Stockholders may also nominate qualified candidates for the Board by complying with the advance notification, timeliness, consent, information and other requirements of our Bylaws regarding director nominations. These requirements are also described under the caption “Stockholder Proposals for the 2020 Annual Meeting.”

Communications with the Board

As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the Chairman, the Presiding Independent Director or chairperson of the Audit, Compensation, or Nominating and Corporate Governance Committees or to any committee of the Board, or to the non-management or independent directors as a group, may do so by (1) addressing such communications or concerns to the Board of Directors or any such individual directors or group or committee of directors by either name or title and sending it by mail to Brixmor Property Group Inc., c/o General Counsel, 450 Lexington Avenue, New York, New York 10017 or (2) sending an email to PresidingIndependentDirector@brixmor.com. Such communications may be done confidentially or anonymously.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers, other than Mr. Taylor, whose biographical information is presented under “Nominees for Election to the Board of Directors in 2019.”
Name	Age	Principal Occupation and Other Information
Angela Aman	39	Ms. Aman has served as Executive Vice President, Chief Financial Officer and Treasurer of Brixmor Property Group since May 2016. From August 2015 to May 2016, she was Executive Vice President and Chief Financial Officer of Starwood Retail Partners, responsible for strategic planning, implementing and management of all accounting and financial functions, as well as investor relations and partner reporting. From July 2011 to May 2015, she served as the Executive Vice President, Chief Financial Officer and Treasurer of Retail Properties of America, Inc., where she helped oversee the company’s initial public offering and subsequent capital raises, and was responsible for all aspects of accounting, finance, capital markets and information technology. She previously served as a Portfolio Manager with RREEF from July 2005 to July 2011 and started her career in the real estate practice in the investment banking group at Deutsche Bank in 2001. She received a B.S. from the Wharton School, University of Pennsylvania.
Brian T. Finnegan	38	Mr. Finnegan has served as Executive Vice President, Leasing since November 2014. From January 2009 through October 2014, Mr. Finnegan served as our Senior Vice President, Leasing & Redevelopment for the West region. From October 2007 until December 2008, he was Vice President, Redevelopment, and from June 2006 through October 2007 served as Regional Vice President, Leasing. He joined Kramont Realty Trust, a predecessor of Brixmor, in 2004 as a Senior Leasing Associate. Mr. Finnegan received a B.A. from Duquesne University.
Mark T. Horgan	43	Mr. Horgan has served as Executive Vice President, Chief Investment Officer of Brixmor Property Group since May 2016. From 2007 to May 2016, he was a Managing Director and senior member of the retail team at Eastdil Secured, where he advised retail real estate companies in investment underwriting, investor sourcing and capital markets transactions. Prior to joining Eastdil Secured, Mr. Horgan held positions at Federal Realty Investment Trust and Mills Corporation. He received a B.S. in Business Administration from The State University of New York at Buffalo.
Steven F. Siegel	58	Mr. Siegel has served as Executive Vice President, General Counsel since April 2007 and also Secretary since May 2007. From March 2002 to April 2007, Mr. Siegel was Executive Vice President of New Plan Excel Realty Trust, Inc. and was its General Counsel since 1991. Mr. Siegel joined New Plan Excel Realty Trust, Inc. in 1991 and was a Senior Vice President from September 1998 to March 2002. Mr. Siegel received a B.S. and a J.D. from St. John’s University.
Carolyn Carter Singh	56	Ms. Singh has served as Executive Vice President, Chief Talent Officer since January 2017. Ms. Singh previously served as Executive Vice President, Human Resources & Administration from July 2010 until January 2017. From April 2007 through July 2010, Ms. Singh served as our Senior Vice President, Human Resources & Administration. Until April 2007, she was Senior Vice President, Human Resources & Administration of New Plan Excel Realty Trust, Inc., having joined New Plan Excel Realty Trust, Inc. as Director of Human Resources in 2001. Ms. Singh received a B.A. from Rowan University.

PROPOSAL NO. 2—RATIFICATION OF
INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2019. Deloitte & Touche LLP has served as our independent registered public accounting firm since May 2015.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.
The shares represented by your proxy will be voted for the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.
Audit and Non-Audit Fees

In connection with the audit of the 2018 financial statements, we entered into an agreement with Deloitte & Touche LLP which set forth the terms by which Deloitte & Touche LLP would perform audit services for the Company.
The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of our financial statements for 2018 and 2017 and fees billed for other services rendered by Deloitte & Touche LLP for those periods:
	2018	2017
Audit Fees(1)	$1,451,810	$1,444,317
Tax fees(2)	451,102	410,415
All other fees(3)	—	1,895
Total:	$1,902,912	$1,856,627
(1)
Includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements and the review of financial statements included in Forms 10-Q and Forms 10-K, including fees related to the issuance of comfort letters. The fees are for services that are normally provided by Deloitte & Touche LLP in connection with statutory or regulatory filings or engagements.

(2)
Includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice and tax planning.

(3)
Includes the aggregate fees billed in each of the last two fiscal years for products and services provided by Deloitte & Touche LLP, other than those services described above.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it was.

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF Deloitte & Touche LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

PROPOSAL NO. 3—NON-BINDING VOTE ON
EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed on pages 24 to 41. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.
The text of the resolution in respect of proposal No. 3 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”
In considering their vote, stockholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 24 to 32, as well as the discussion regarding the Compensation Committee on pages 14 to 15. The next vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers will take place at the 2020 annual meeting of stockholders.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

Report of the Audit Committee

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this proxy statement under the discussion of  “The Board of Directors and Certain Governance Matters—Committee Membership—Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committees.” In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Michael Berman, Chair
Sheryl M. Crosland
Gabrielle Sulzberger

Report of the Compensation Committee

The Compensation Committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.
Submitted by the Compensation Committee of the Board of Directors:
Thomas W. Dickson
Daniel B. Hurwitz
William D. Rahm, Chair
John G. Schreiber

Compensation of Our EXECUTIVE Officers
and DirectorS
Compensation Discussion and Analysis

Executive Summary of 2018 Compensation
Compensation Year 2018 (“CY2018”) Named Executive Officers
•
James M. Taylor Jr., our Chief Executive Officer and President

•
Angela Aman, our Executive Vice President, Chief Financial Officer and Treasurer

•
Mark Horgan, our Executive Vice President, Chief Investment Officer

•
Steven F. Siegel, our Executive Vice President, General Counsel and Secretary

•
Brian T. Finnegan, our Executive Vice President, Leasing

Purpose of Compensation Program
Our executive compensation program is designed to attract and retain individuals with the qualifications to manage and lead the Company as well as to motivate them to develop professionally and contribute to the achievement of our financial and operational goals and ultimately create and grow our equity value.
Say-on-Pay
In 2018, stockholders showed support for our executive compensation programs with 93.0% of the votes cast for the approval of the “say-on-pay” proposal at our 2018 annual meeting of stockholders.

Primary Components of Executive Compensation
Component	Form	Objective & Explanation
Salary	Cash	- Base level compensation, rewards day-to-day performance and standard job duties - Reflects level of responsibilities and experience/tenure
Annual Bonus (“Bonus”)	Cash
-
Earned for achievement of annual performance objectives

-
2018 performance objectives were Company financial metrics (75%) and Individual Goals (25%)

-
Named executive officers have bonus ranges with Threshold, Target and Maximum levels represented as percentages of base salary. Performance below Threshold would result in no bonus paid for the respective hurdle

-
Aids in retention

Long Term Incentive (“LTI”)	Performance-Based Restricted Stock Units (“PRSUs”), Service-Based Restricted Stock Units (“Service RSUs”) and Outperformance RSUs
-
PRSUs and Outperformance RSUs motivate executives to focus on longer term value creation and sustained financial performance

-
Provides alignment of interests with stockholders

-
Performance for PRSUs geared toward total shareholder return over a 3-year period

-
Aids in retention

Target Pay
At CY2018 Target levels, the composition of compensation for our Chief Executive Officer and President and the other named executive officers is as follows, illustrating that our program is heavily weighted toward performance-based and/or equity-based compensation.
Executive Composition of Compensation at CY2018 Target Levels(1)
(1)
Excludes all compensation included in the “All Other Compensation” column of the “Summary Compensation Table.” For more information about this additional compensation, see “Compensation of Our Officers and Directors—Summary Compensation Table.”

Performance-based and/or equity-based compensation for all named executive officers averages 77%
of total pay
Company Performance Versus Metrics for Annual Bonus Program
Brixmor’s annual bonus program features multiple performance metrics designed to pay for performance. The financial metrics used are key indicators of the executive team’s effectiveness at leading the broader team in the management of our properties (Same-Property Net Operating Income or “SP NOI”) and our overall business (NAREIT Funds From Operations or “FFO”).
The following illustrates the achievement level of performance versus financial metrics for Brixmor’s 2018 annual bonus plan (“Annual Bonus Plan”).

MAXIMUM(1)
Performance Level
SP NOI Growth: 1.5%
FFO: $2.04/sh
SP NOI Growth: 1.1%
TARGET(1)
Performance Level
SP NOI Growth: 1.0%
FFO: $1.995/sh
FFO: $2.00/sh
THRESHOLD(1)
Performance Level
SP NOI Growth: 0.75%
FFO: $1.95/sh

(1)
The Compensation Committee provided that maximum, target and threshold performance levels approved in 2018 for FFO were to be adjusted to exclude non-routine litigation and investigative legal and other expenses as well as debt extinguishment costs. The adjusted performance levels for FFO set forth herein have been approved by the Compensation Committee.

Executive Compensation Philosophy and Corporate Governance
Our compensation philosophy is based on best practices, and our corporate governance standards are designed to align executive compensation with long-term stockholder interests.
What we do:
✓
Structure our Board with experienced leadership including an independent Chairman, a Lead Independent Director and knowledgeable committee chairs.

✓
The Compensation Committee conducts regular reviews of compensation strategies and programs, including our compensation risk profile, ensuring policies and programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

✓
The Compensation Committee directly retains the compensation consultant, Pay Governance, and the consultant performs no other services for management.

✓
Compensation programs are designed to reflect our culture of pay for performance—the majority of the named executive officers’ Target pay is performance-driven.

✓
We have robust stock ownership guidelines for our executive officers and directors.

✓
Ensure our LTI program drives long term value creation and aligns interests of executives and stockholders, with a significant portion of LTI earned based on achievement of performance metrics.

-
PRSUs and Outperformance RSUs motivate executives to focus on longer term value creation and sustained financial performance

-
PRSU, Service RSU and Outperformance RSU awards vest over multiple years as a form of retention.

-
Dividends on the PRSUs are only paid on earned units and accrue during the vesting period. Dividend equivalents will only be paid on Outperformance RSUs from and after the date granted.

-
Program contains a claw back provision.

What we do not do:
X
We do not offer excessive perquisites or special health and welfare plans to executives.

X
Policy prohibits named executive officers and Board members from engaging in any hedging transactions with respect to equity securities of the Company held by them, which includes the purchase of any financial instrument designed to hedge or offset any decrease in the market value of such equity securities.
Executive Compensation Objectives and Philosophy
Our primary executive compensation objectives are to:
•
attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately maintain and grow our long-term equity value;

•
reward senior management in a manner aligned with our financial performance and individual goals; and

•
align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.

To achieve our objectives, we deliver executive compensation through a combination of the following components: (1) base salary; (2) annual cash incentive compensation; (3) long-term equity compensation; (4) other employee benefits and perquisites; and (5) severance benefits.
Say-on-Pay and Say-on-Frequency Votes
Each year, the Compensation Committee considers the outcome of the stockholder advisory vote on executive compensation when making future decisions relating to the compensation of our named executive officers and our executive compensation program and policies. In 2018, stockholders showed support for our executive compensation programs, with 93.0% of the votes cast for the approval of the “say-on-pay” proposal at our 2018 annual meeting of stockholders. The Compensation Committee believes that this support is attributable to the Compensation Committee’s commitment to continuing the alignment of our named executive officers’ compensation with the Company’s performance.
In light of the voting results with respect to the frequency of stockholder votes on executive compensation at the 2014 annual meeting of stockholders, the Board decided that Brixmor will hold an advisory vote on the compensation of named executive officers at each annual meeting of stockholders until the next required vote on the frequency of stockholder votes on executive compensation. As the Dodd-Frank Act requires that such stockholder votes on frequency be held at least once every six years, we currently expect the next stockholder vote on frequency to occur at the Company’s 2020 annual meeting.

Compensation Determination Process
Role of the Compensation Committee and Management
The Compensation Committee of our Board is responsible for determining the compensation of our Chief Executive Officer and our other named executive officers. At the beginning of each performance cycle, the Compensation Committee approves financial goals designed to align executive pay with company performance and stockholder interests, provide competitive pay opportunities dependent on company performance, retain talent, grow stockholder value and mitigate material risk. The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities.
In 2018, Mr. Taylor, our President and Chief Executive Officer, worked with the Compensation Committee in managing our executive compensation program and he attended meetings of the Compensation Committee. Because of his daily involvement with the executive team, our President and Chief Executive Officer made recommendations to the Compensation Committee regarding compensation for the named executive officers other than himself.
Role of the Compensation Consultant
In 2018, we engaged a compensation consultant, Pay Governance, to assist the Compensation Committee in modifying the long-term incentive compensation program for the executive management team.
Use of Comparative Market Data
The total potential compensation for our executive officers is established based on the scope of his or her individual responsibilities and contributions to our performance taking into account competitive market compensation paid for similar positions. Our Compensation Committee determines appropriate levels of total compensation for our NEOs by applying their individual understanding, experiences and judgments in the national marketplace of senior level real estate positions and related industry pay in both public and private companies that may compete for our executives while also considering the relative importance of various positions at the Company given our business plan and organization compared with the business plans of our major competitors. The Compensation Committee also consults compensation surveys prepared by NAREIT to confirm its assessment of appropriate market compensation for our NEOs, reviewing the information reported for each position by the over 100 real estate investment trusts (“REITs”) that participated in the latest survey as well as by the approximately 28 retail focused REITs that participated in that survey. An individual compensation package is then created for each NEO using a combination of base salary, annual cash bonus and long-term equity incentives to provide the appropriate level of potential total annual compensation and the right balance of fixed versus at-risk compensation.
Actual compensation of our named executive officers may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the named executive officer in the organization.
Compensation Elements
Base Salary
Base salary compensates our executives for performing the day-to-day requirements of their positions and provides them with a minimum level of cash income predictability and stability with respect to a portion of their total compensation. We believe that the level of a named executive officer’s base salary should reflect that named executive officer’s performance, experience and breadth of responsibilities, salaries for similar positions within the community and in our industry generally, and any other factors relevant to that particular job. The minimum base salary payable to each named executive officer is set by the terms of an employment agreement entered into with each named executive officer, the material terms of which are summarized in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Our Named Executive Officers” below. Each named executive officer is reviewed annually and is eligible for a discretionary annual merit increase. Base salaries may also be adjusted at other times to deal with competitive pressures or changes in job responsibilities.

The following table reflects the base salaries of our named executive officers at the end of 2018.
Name	Base Salary as of December 31, 2018
James M. Taylor Jr.	$800,000
Angela Aman	$500,000
Mark Horgan	$475,000
Steven F. Siegel	$450,000
Brian T. Finnegan	$450,000
Annual Cash Incentive Compensation
In order to motivate our named executive officers to achieve near-term performance goals and tie a portion of their cash compensation to actual performance, each named executive officer is eligible for annual cash incentive awards under the Annual Bonus Plan based on achievement of corporate financial targets and individual qualitative goals, each set at the beginning of a fiscal year, with the threshold, target and maximum payout amounts based on a percentage of the named executive officer’s base salary. The named executive officers’ threshold, target and maximum payout amounts were as follows based on the following percentages provided in their respective employment agreements.

Name	Threshold	Target	Maximum
James M. Taylor	100%	125%	200%
Angela Aman	56%	75%	100%
Mark Horgan	56%	75%	100%
Steven F. Siegel	49%	65%	85%
Brian T. Finnegan	56%	75%	100%
Corporate Financial Metrics
For fiscal 2018, the Annual Bonus Plan was based on our achievement of two corporate financial metrics: SP NOI growth and FFO per share. SP NOI growth represents net operating income of properties owned for the entirety of two periods excluding properties under development and completed development properties which have been stabilized for less than one year. SP NOI excludes (i) corporate level expenses (including general and administrative expenses), (ii) lease termination fees, (iii) straight-line rental income, (iv) amortization of above- and below-market leases and tenant inducements, (v) straight-line ground rent expense, and (vi) income/expense associated with the Company’s captive insurance company. FFO per share represents net income, excluding (i) gain (loss) on disposition of operating properties, plus (ii) depreciation and amortization of operating properties, (iii) impairment of operating properties and real estate equity investments and (iv) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. In addition, when setting the metrics for FFO per share achievement under the Annual Bonus Plan, the Compensation Committee determined that reported FFO would be adjusted to exclude non-routine litigation and investigative legal expenses and other non-routine or one-time expenses.
The Annual Bonus Plan for 2018 was structured to reward Messrs. Taylor, Horgan, Siegel and Finnegan and Ms. Aman based on the foregoing two corporate financial metrics (75% of the bonus) and based on individual performance criteria (25% of the bonus).
Individual Qualitative Goals
Mr. Taylor’s individual goals included providing leadership and direction in establishing and implementing the Company’s overall strategic business plan and operational accomplishments including sector leading leasing activity, completion of $1 billion in asset dispositions, completion of $160 million of reinvestment activity, improvement in the balance sheet, including the repayment of substantially all of the Company’s secured debt, and increased investor base and institutional investor outreach. Ms. Aman’s goals included significant enhancement to the Company’s balance sheet, including the repayment of  $732 million of debt, the refinancing of  $2.7 billion of debt and the extension of debt maturities until 2021, continued investor outreach resulting in over 40 new investors, completion of internalizing the internal audit function and creation of operational efficiencies in various accounting departments and functions within the organization. Mr. Horgan’s individual accomplishments in 2018 included his leadership in disposing of 67 assets for $1 billion and the identification, underwriting, negotiation and closing of five outparcel acquisition. Additionally, Mr. Horgan chaired the Company’s Investment Committee, which reviewed all major leases, redevelopments and property transactions. Mr. Siegel’s individual goals in 2018 included successful settlement of the opt out litigation and continued oversight of the governmental investigations stemming from the prior Audit Committee investigation, assistance and oversight in the completion of certain critical lease transactions and shopping center dispositions and general oversight of all legal matters affecting the company. Mr. Finnegan’s individual goals in 2018 included his oversight of the execution of new leases covering a record of over 3.9 million square feet of gross leasable area, including company record anchor leasing of 2.5 million square feet of gross leasable area including many of the catalyst anchor leasing deals for the Company’s redevelopment projects, achieving Company-record small shop occupancy of 85.7%, driving meaningful growth in both in place and new lease annual base rent per square foot, broadening and strengthening the Company’s tenant base by adding new and exciting retailers to the Company’s portfolio, rolling out a new leasing assistant development program across the Company, and continued growth within both the specialty leasing and peripheral land divisions. In connection with the Annual Bonus Plan for 2018, the Compensation Committee determined that each of Messrs. Taylor, Horgan, Siegel and Finnegan and Ms. Aman achieved maximum performance with respect to their individual performance goals.

2018 Annual Bonus Plan Metrics and Weight
The following table shows the weighting assigned to each of the named executive officers for each fiscal 2018 Annual Bonus Plan performance metric.
Name	SP NOI	FFO	Individual Component
James M. Taylor	37.5%	37.5%	25%
Angela Aman	37.5%	37.5%	25%
Mark Horgan	37.5%	37.5%	25%
Steve F. Siegel	37.5%	37.5%	25%
Brian T. Finnegan	37.5%	37.5%	25%
2018 Annual Bonus Plan Corporate Financial Performance Targets and Results
The table below sets forth the threshold, target, and maximum performance goals for each fiscal 2018 Annual Bonus Plan corporate financial metric, as well as actual performance results for 2018. Actual payouts between the threshold, target and maximum amounts were interpolated on a linear basis.
Metric(1)	2018 Threshold	2018 Target	2018 Maximum	2018 Results
SP NOI Growth	0.75%	1.0%	1.5%	1.1%
FFO	$1.95/share	$1.995/share	$2.04/share	$2.00/share
(1)
The Compensation Committee provided that maximum, target and threshold performance levels approved in 2018 for FFO were to be adjusted to exclude non-routine litigation and investigative legal and other expenses as well as debt extinguishment costs. The adjusted performance levels for FFO set forth herein have been approved by the Compensation Committee.

2018 Annual Bonus Plan Awards Paid
As detailed in the following table, actual amounts paid under the Annual Bonus Plan for fiscal 2018 were as follows:
Name	2018 Base Salary	Target Bonus as a Percentage of Base Salary	Target Bonus Potential	Combined Achievement Factor as a Percentage of Target	2018 Annual Bonus
James M. Taylor Jr.	$800,000	125%	$1,000,000	122%	$1,220,425
Angela Aman	$500,000	75%	$375,000	112%	$420,922
Mark Horgan	$475,000	75%	$356,250	112%	$399,876
Steven F. Siegel	$450,000	65%	$292,500	111%	$325,564
Brian T. Finnegan	$450,000	75%	$337,500	106%	$358,625

Long-Term Equity Compensation
Beginning with the equity awards granted in February 2018, the Compensation Committee modified the Company’s executive long-term equity compensation program design to further align the Company’s long-term incentive awards with competitive practices and stockholder interests, support long-term value creation and promote the retention and stability of our executive management team.
Under the current executive long-term incentive program, 60% of total equity awards received by the named executive officers are in the form of PRSUs with a three-year performance measurement period commencing in the calendar year of grant based on relative total shareholder return (“TSR”) over such period. Performance over the three-year measurement period for the PRSUs (the “Performance Period”) will be measured by the Compensation
Committee after the completion of the Performance Period (the “Measurement Date”). Of the PRSUs that are earned, 50% will vest on the Measurement Date and 25% will vest on January 1 of each of the next two succeeding years.
The total number of PRSUs that can be earned is between 0% (for below threshold performance) and 200% (for maximum performance), based on the Company’s TSR performance compared to the constituent companies in the FTSE NAREIT Shopping Center Index (the “Index”). If the Company’s TSR during the measurement period is negative, the maximum number of PRSUs that may be earned (notwithstanding relative TSR achievement above the target level) is limited to 100% of the target level.
The threshold, target, and maximum performance levels of relative TSR (measured on a compounded annual basis over the measurement period) are as follows:

Level of Achievement	Relative TSR Achieved	Percentage of Award Earned
Below Threshold	Below the 37.5th percentile	0%
Threshold	37.5th percentile	50%
Target	50th percentile	100%
Above Target	62.5th percentile	150%
Maximum	75th percentile	200%
To encourage retention, the remaining 40% of total equity awards received by the named executive officers are granted in the form of service-based restricted stock units (“Service RSUs”) that vest in three equal annual installments beginning on the next succeeding January 1. In order to incentivize and reward superior performance, the Service RSUs have attached an outperformance modifier, referred to as Outperformance RSUs, that can increase the original Service RSU award based on the Company’s outperformance over a specified measurement period. The number of Outperformance RSUs that may be earned is equal to between zero and 2.00 times the number of Service RSUs initially granted, based on achievement of specified FFO per share growth and same-property NOI growth hurdles, which were considered at the time of grant not probable of being achieved. The measurement period for the Outperformance RSUs is a three calendar-year period commencing in the year of grant (except that with respect to the 2018 grants, the Outperformance RSUs have a two-year measurement period ending on December 31, 2020). To the extent granted, 50% of the Outperformance RSUs will vest on the

Measurement Date and 25% will vest on January 1 of each of the next two succeeding years.
In 2018, the Compensation Committee determined to grant the named executive officers the below number of PRSUs at target level and Service RSUs. There were no grants of Outperformance RSUs since the outperformance measurement period ends on December 31, 2020, as described above:

Named Executive Officer	Target PRSUs	Service RSUs
James M. Taylor	113,780	75,853
Angela Aman	37,927	25,284
Mark T. Horgan	37,927	25,284
Steven F. Siegel	31,290	20,859
Brian T. Finnegan	26,549	17,698
Forfeiture of PRSUs and Outperformance RSUs
In general, unvested PRSUs are forfeited and Outperformance RSUs are not granted to the extent the applicable performance criteria are not achieved as of the end of the performance period and as of any termination of employment. Upon a termination of employment by the Company without cause, or a resignation by the executive that is as a result of good reason (each as defined in the award agreements), a portion of the PRSUs and Outperformance RSUs will be eligible to become earned in the case of PRSUs or granted in the case of Outperformance RSUs and vested, based on actual performance through the date of termination and subject to proration based on the number of days during the applicable performance period that the executive was employed. The foregoing will also be applicable with respect to the PRSUs upon the executive’s retirement (as defined in the award agreements). Upon a change in control during any performance period, a portion of the PRSUs will become earned or Outperformance RSUs will be granted based on actual performance through the date of the change in control. In addition, in general, unvested Service RSUs are forfeited upon a termination of employment; however, upon a termination of employment by the Company without cause, or a resignation by the executive that is as a result of good reason (each as defined in the award agreements), all unvested Service RSUs will automatically and immediately vest as of the date of termination.
Dividends will be paid currently on unvested Service RSUs. Dividend equivalents will accrue and be paid only on earned PRSUs. Dividend equivalents will only be paid on Outperformance RSUs from and after the date granted.
2016 Restricted Stock Unit (“RSU”) Awards Performance Determination
The 2016 awards of RSUs were divided into a one-year performance period and a three-year performance period, with the awards more heavily weighted to the three-year performance period. Following the conclusion of the three-year performance period on December 31, 2018, the Compensation Committee determined that no RSUs were earned for such performance period.
Other Employee Benefits & Perquisites
We provide to all our employees, including our named executive officers, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Our named executive officers are eligible to receive the same benefits, including life and health benefits and vacation, holiday and sick time that are available to all employees. Our employees, including the named executive officers, are also eligible to participate in a tax-qualified 401(k) plan. Employees may contribute to the 401(k), on a pre-tax basis, between 0% and 50% of their annual pay, up to the maximum allowable amount permitted by the IRS, and we match 100% of the first 3% of the employee’s annual pay in order to encourage employee participation. Our named executive officers also receive supplemental long-term disability coverage, medical and dental benefits. These other employee benefits and perquisites are reflected in the “All Other Compensation” column of the “Summary Compensation Table” below and the accompanying footnote. The board believes that providing modest perquisites is both customary among our peers and necessary for attracting and retaining talent.

Severance Benefits
The board believes that severance arrangements are necessary to attract and retain the talent required for our long-term success, and views our severance arrangements as recruitment and retention devices that help secure the continued employment and dedication of our named executive officers, including when we are considering strategic alternatives. Pursuant to the terms of their employment agreements, each of our named executive officers has severance protection in the case of specified qualifying termination events. The severance payments under these agreements are contingent upon the affected executive’s compliance with specified post-termination restrictive covenants. See “Potential Payments Upon Termination or Change in Control” for descriptions of payments to be made under these agreements.

Compensation Actions Taken During 2019

Base Salaries
In February 2019, the Compensation Committee approved and authorized increases in the base salaries of the following named executive officers in the following amounts, which increases are effective as of January 1, 2019: Mr. Taylor’s base salary was increased to $950,000; Ms. Aman’s base salary was increased to $550,000; Mr. Horgan’s base salary was increased to $525,000; and Mr. Finnegan’s base salary was increased to $500,000.
Equity-Based Awards
At the February 2019 meeting, the Compensation Committee determined to grant the named executive officers the following number of PRSUs at target level and Service RSUs (which are subject to the outperformance modifier), respectively: 102,975 and
68,649 for Mr. Taylor, 37,758 and 25,171 for Ms. Aman, 36,041 and 24,027 for Mr. Horgan, 28,318 and 18,878 for Mr. Siegel and 34,325 and 22,883 for Mr. Finnegan.
Annual Cash Incentive Plan Financial Metrics
In February 2019, the Compensation Committee determined that the Annual Bonus Plan for fiscal 2019 will reward our named executive officers that are current employees 75% based on corporate financial metrics and 25% based on individual goals.
The threshold, target and maximum payout amounts, respectively, will be increased as a percentage of base salary for fiscal 2019 for the following named executive officers as follows: 112.5%, 150% and 200% for Mr. Taylor; 75%, 100% and 125% for Ms. Aman; and 75%, 100% and 125% for Mr. Horgan.

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers for 2018, 2017 and 2016 for services rendered to us during those fiscal years.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
James M. Taylor Chief Executive Officer, President and Director	2018	800,000		2,999,994	—	1,220,425	—	30,290	5,050,709
	2017	800,000	—	2,999,992	—	1,300,750	—	578,732	5,679,474
	2016	480,000	154,965	5,965,613	—	940,531	—	116,283	7,657,392
Angela Aman Executive Vice President, Chief Financial Officer and Treasurer	2018	500,000		999,998	—	420,922	—	30,290	1,951,210
	2017	500,000	—	999,990	—	422,031	—	36,223	1,958,244
	2016	300,000	—	1,930,032	—	298,684	—	108,596	2,637,312
Mark T. Horgan Executive Vice President, Chief Investment Officer	2018	475,000		999,998	—	399,876	—	30,264	1,905,138
	2017	475,000	—	999,990	—	415,773	—	33,318	1,924,081
	2016	285,000	—	1,645,619	—	274,965	—	197,306	2,402,890
Steven F. Siegel Executive Vice President, General Counsel and Secretary	2018	450,000		824,997	—	325,564	—	27,349	1,627,910
	2017	450,000	—	924,999	—	337,613	—	25,670	1,738,282
	2016	450,000	20,000	925,494	—	371,363	—	25,351	1,792,208
Brian T. Finnegan Executive Vice President, Leasing	2018	450,000		699,987	—	358,625	—	41,026	1,549,638
	2017	375,000	—	533,047	—	263,180	—	31,449	1,202,676
	2016	300,000	—	350,184	—	245,719	—	31,775	927,678
(1)
Amounts reported in fiscal 2018 include the aggregate grant date fair value of the PRSUs and Service RSUs (including the attached Outperformance RSU modifier) granted to the NEO in 2018, each calculated in accordance with FASB ASC Topic 718. For PRSUs, the grant date fair value calculation in the table above assumes that the target level of performance is achieved. More information on methodologies made when calculating the grant date fair value of the PRSUs and Service RSUs is found in Notes 1 (Nature of Business and Financial Statement Presentation) and 10 (Stock Based Compensation) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2018. Assuming the maximum level of performance is achieved, the maximum possible value of PRSUs and Service RSUs (and assuming maximum performance achievement on Outperformance RSUs) granted to each NEO is as follows: $7,199,950 for Mr. Taylor; $2,399,988 for Ms. Aman; $2,399,988 for Mr. Horgan; $1,979,952 for Mr. Siegel; and $1,679,957 for Mr. Finnegan.

(2)
Amounts reported in fiscal 2018 reflect cash incentive awards earned by our named executive officers under the Annual Bonus Plan. These awards were based on pre-established, performance-based corporate financial targets (75%) and individual qualitative goals (25%), the outcome of which was uncertain at the time the targets were established, and, therefore, are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus.” Additional information regarding the annual bonus payments is described above under “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Compensation.”

(3)
We have no pension benefits, nonqualified defined contribution or other nonqualified deferred compensation plans for executive officers.

(4)
All Other Compensation for 2018 for each named executive officer includes the following:

Name	Insurance Costs(a) ($)	Company Contribution to Defined Contribution Plans(b) ($)	Use of Company Auto or Auto Allowance ($)	Total ($)
James M. Taylor	22,040	8,250	—	30,290
Angela Aman	22,040	8,250	—	30,290
Mark Horgan	22,014	8,250	—	30,264
Steven F. Siegel	19,099	8,250	—	27,349
Brian T. Finnegan	21,976	8,250	10,800	41,026
(a)
Represents employer-paid medical, dental, life, accidental death and dismemberment, and short and long-term disability insurance premiums.

(b)
Represents the employer’s 401(k) plan matching contributions.

Fiscal 2018 Grants of Plan-Based Awards Table

The following table provides supplemental information relating to grants of plan-based awards in fiscal 2018 to help explain information provided above in our Summary Compensation Table.
Name	Grant Date	Award Type	Estimated Future Payout Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payout Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Or Units (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James M. Taylor Jr.	—	Cash Incentive	800,000	1,000,000	1,600,000	—	—	—	—	—
	02/28/2018(2)	Performance RSUs	—	—	—	56,890	113,780	227,560	—	1,799,999
	02/28/2018(3)	Service RSUs	—	—	—	75,853	75,853	227,557	—	1,199,994
Angela Aman	—	Cash Incentive	280,000	375,000	500,000	—	—	—	—	—
	02/28/2018(2)	Performance RSUs	—	—	—	18,963	37,927	75,854	—	600,005
	02/28/2018(3)	Service RSUs	—	—	—	25,284	25,284	75,852	—	399,992
Mark Horgan	—	Cash Incentive	266,000	356,250	475,000	—	—	—	—	—
	02/28/2018(2)	Performance RSUs	—	—	—	18,963	37,927	75,854	—	600,005
	02/28/2018(3)	Service RSUs	—	—	—	25,284	25,284	75,852	—	399,992
Steven F. Siegel	—	Cash Incentive	220,500	292,500	382,500	—	—	—	—	—
	02/28/2018(2)	Performance RSUs	—	—	—	15,645	31,290	62,580	—	495,007
	02/28/2018(3)	Service RSUs	—	—	—	20,859	20,859	62,575	—	329,989
Brian T. Finnegan	—	Cash Incentive	252,000	337,500	450,000	—	—	—	—	—
	02/28/2018(2)	Performance RSUs	—	—	—	13,274	26,549	53,098	—	420,005
	02/28/2018(3)	Service RSUs	—	—	—	17,698	17,698	53,094	—	279,982
(1)
Reflects the possible payouts of cash incentive compensation under the Annual Bonus Plan. The actual amounts paid, together with other cash incentive compensation paid to each named executive officer during 2018, are described in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above and the accompanying footnote.

(2)
Reflects PRSUs granted during 2018.

(3)
Reflects Service RSUs granted during 2018. These awards will vest in three equal annual installments starting on January 1, 2019. Such vesting is contingent on each officer’s continued employment with the Company through the applicable vesting date. Messrs. Taylor, Horgan, Siegel and Finnegan and Ms. Aman will also be entitled to be granted up to 151,704, 50,568, 41,716, 35,396 and 50,568, respectively, additional Outperformance RSUs on December 31, 2020 (or up to 227,557, 75,852, 62,575, 53,094 and 75,852, respectively, total shares including shares received upon vesting of the service based RSUs), based on FFO per share and same property NOI growth between January 1, 2019 and December 30, 2020. For more information see Compensation Discussion and Analysis—Long-Term Equity Compensation.

(4)
Represents the grant date fair value (at target level) granted during 2018 calculated in accordance with FASB ASC Topic 718 and as described in footnote 1 to the “Summary Compensation Table.”

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The principal terms of the employment agreements of each of our named executive officers, which are relevant to understanding their 2018 compensation, are summarized below, except with respect to potential payments and other benefits upon specified terminations or a “change in control” (as defined in the employment agreements), which are summarized below under “Potential Payments Upon Termination or Change in Control.”
Employment Agreements with our Named Executive Officers
The employment agreements with each of our named executive officers contain substantially similar terms. Under the employment agreements, each executive is eligible to receive a minimum base salary, as set forth in the applicable agreement, and an annual bonus based on the achievement of specified financial and individual goals. If these goals are achieved, each executive may receive an annual incentive cash bonus equal to a percentage of his or her base salary as provided below. Each executive officer is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.
Under the employment agreements, a “constructive termination” is deemed to occur upon specified events, including, a reduction in the executive’s annual salary or incentive compensation opportunities, where the executive’s compensation or other material employee benefit are not paid when due, upon a material reduction in the executive’s authority or responsibilities, upon specified relocation events or, in the case of Messrs. Siegel and Finnegan, where the Company elects not to renew the executive’s employment agreement, subject, in each case, to specified notice and cure periods.
Each of the employment agreements also contain restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of our employees, customers and affiliates at all times during the named executive officer’s employment, and for one or two years after specified terminations of the named executive officer’s employment (other than for cause).
Following are the material provisions of the employment agreements of our named executive officers.
Taylor Employment Agreement.   Mr. Taylor’s employment agreement provides that he is to serve as Chief Executive Officer and President. The term of Mr. Taylor’s employment agreement is from May 20, 2016 to May 20, 2021 and may be terminated by either the Company or Mr. Taylor at any time and for any reason with proper notice. The agreement provides that the Company will pay Mr. Taylor an annual base salary of  $800,000, subject to increases as may be approved by the Board or the Compensation Committee. Mr. Taylor is also eligible to receive an annual bonus of 100% of his annual base salary if threshold performance objectives are met; 125% of his annual base salary if target performance objectives are met and up to a maximum of 200% of his annual base salary for top performance, subject to increases as may be approved by the Board or the Compensation Committee.
Aman Employment Agreement.   Ms. Aman’s employment agreement provides that she is to serve as Executive Vice President, Chief Financial Officer and Treasurer. The term of Ms. Aman’s employment agreement continues until May 19, 2022 and may be terminated by either the Company or Ms. Aman at any time and for any reason with proper notice. The agreement provides that the Company will pay Ms. Aman an annual base salary of  $500,000, subject to increases as may be approved by the Board or the Compensation Committee. Ms. Aman is also eligible to receive an annual bonus of 56% of her annual base salary if threshold performance objectives are met; 75% of her annual base salary if target performance objectives are met and up to a maximum of 100% of her annual base salary for top performance, subject to increases as may be approved by the Board or the Compensation Committee.
Horgan Employment Agreement.   Mr. Horgan’s employment agreement provides that he is to serve as Executive Vice President, Chief Investment Officer. The term of Mr. Horgan’s employment agreement continues until May 19, 2022 and may be terminated by the Company or Mr. Horgan at any time and for any reason with proper notice. The agreement provides that the Company will pay Mr. Horgan an annual base salary of  $475,000, subject to increases as may be approved by the Board or the Compensation Committee. Mr. Horgan is also eligible to receive an annual bonus of 56% of his annual base salary if threshold performance objectives are met, 75% of his annual base salary if target performance objectives are met and up to a maximum of 100% of his annual base salary for top performance, subject to increases as may be approved by the Board or the Compensation Committee.

Siegel Employment Agreement.   Mr. Siegel’s employment agreement provides that he is to serve as Executive Vice President, General Counsel and Secretary and is eligible to receive an annual base salary of $421,199, subject to increases as may be approved by the Board or the Compensation Committee. Mr. Siegel is also eligible to receive an annual bonus of 49% of his annual base salary if threshold performance objectives are met, 65% of his annual base salary if target performance objectives are met and up to a maximum of 85% of his annual base salary for top performance, subject to increases as may be approved by the Board or the Compensation Committee. Mr. Siegel’s employment agreement extends automatically for one-year periods unless either the Company or Mr. Siegel elects not to extend the term.
Finnegan Employment Agreement.   Mr. Finnegan’s employment agreement provides that he is to serve as Executive Vice President, Leasing and is eligible to receive an annual base salary of $300,000, subject to increases as may be approved by the Board or the Compensation Committee. Mr. Finnegan is also eligible to receive an annual bonus of 45% of his annual base salary if threshold performance objectives are met, 60% of his annual base salary if target performance objectives are met and up to a maximum of 85% of his annual base salary for top performance, subject to increases as may be approved by the Board or the Compensation Committee. Mr. Finnegan’s employment agreement extends automatically for one-year periods unless either the Company or Mr. Finnegan elects not to extend the term.

Outstanding Equity Awards at 2018 Fiscal Year End
The following table provides information regarding outstanding awards made to our named executive officers as of our most recent fiscal year end.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
James M. Taylor	67,863(1)	996,907	38,705(8)	568,576
	3,910(2)	57,438	100,704(9)	1,479,342
	28,322(3)	416,050	113,780(10)	1,671,428
	75,853(5)	1,114,281	75,852(11)	1,114,266
Angela Aman	2,790(2)	40,985	16,228(8)	238,389
	9,440(3)	138,674	33,568(9)	493,114
	25,284(5)	371,422	37,927(10)	557,148
	35,334(6)	519,056	25,284(11)	371,422
Mark Horgan	2,713(2)	39,854	15,778(8)	231,779
	9,440(3)	138,674	33,568(9)	493,114
	25,284(5)	371,422	37,927(10)	557,148
	28,746(6)	422,279	25,284(11)	371,422
Steven F. Siegel	5,699(2)	83,718	33,154(8)	487,032
	8,731(3)	128,258	31,050(9)	456,125
	5,934(4)	87,170	31,290(10)	459,650
	20,859(5)	306,419	20,856(11)	306,375
Brian T. Finnegan	2,157(2)	31,686	12,544(8)	184,271
	4,718(3)	69,307	16,784(9)	246,557
	791(4)	11,620	26,549(10)	390,005
	17,698(5)	259,984	17,696(11)	259,954
(1)
Reflects time-vesting RSUs granted pursuant to such officer’s employment agreement, which vested on January 1, 2019.

(2)
Reflects RSUs that have been earned based on performance for the period from January 1, 2016 to December 31, 2016, which vested on January 1, 2019.

(3)
Reflects RSUs that have been earned based on performance for the period from January 1, 2017 to December 31, 2017, 50% of which vested on January 1, 2019 and 50% of which will vest on January 1, 2020.

(4)
Reflects RSUs that have been earned based on performance for the period from October 29, 2013 to December 31, 2016, which vested on January 1, 2019.

(5)
Reflects Service RSUs granted in 2018, one third of which vested on January 1, 2019, with the remaining two thirds vesting in two equal annual installments beginning on January 1, 2020.

(6)
Reflects time-vesting RSUs granted pursuant to such officers’ employment agreements. These awards will vest in three equal annual installments beginning on May 20, 2019.

(7)
Amounts reported are based on the closing market price of our common stock as of December 31, 2018.

(8)
Reflects performance-based RSUs at target level granted on March 1, 2016 with respect to the performance period beginning on January 1, 2016 and ending on December 31, 2018. As a result of achievement below threshold level, no RSUs were earned as of December 31, 2018.

(9)
Reflects performance-based RSUs at target level granted on March 10, 2017 with respect to the performance period beginning on January 1, 2017 and ending on December 31, 2019 (the “three-year performance period”). These RSUs will vest, if at all, based on the achievement of the performance criteria with respect to such performance period, and then, for units earned, 50% will vest on the date the Compensation Committee confirms achievement of the performance metrics with respect to the performance period after December 31, 2019, 25% will vest on January 1, 2021, and 25% will vest on January 1, 2022.

As results to date indicate at or below threshold level, the amounts below reflect threshold amounts.
	Based on Plan Achievement Level:	Threshold
James M. Taylor		60,422
Angela Aman		20,140
Mark Horgan		20,140
Steven F. Siegel		18,630
Brian T. Finnegan		10,070
(10)
Reflects PRSUs at target level granted on February 28, 2018 with respect to the performance period beginning on January 1, 2018 and ending on December 31, 2020. As more fully described above under “Compensation Discussion and Analysis—Long-Term Equity Compensation,” PRSUs will vest, if at all, based on the achievement of the performance criteria with respect to such performance period, and then, for units earned, 50% will vest on the date the Compensation Committee confirms achievement of the performance metrics with respect to the three-year performance period after December 31, 2020, 25% will vest on January 1, 2022, and 25% will vest on January 1, 2023, in each case subject to continued employment. Results to date indicate performance at the target level.

(11)
Reflects Outperformance RSUs at target level eligible to be granted in 2021 with respect to the performance period beginning on January 1, 2019 and ending on December 31, 2020. As more fully described above under “Compensation Discussion and Analysis—Long-Term Equity Compensation”, Outperformance RSUs may be granted based on achievement of FFO per share and same-property NOI growth during the performance period. To the extent granted, 50% of Outperformance RSUs will vest on the date the Compensation Committee confirms achievement of the performance metrics with respect to the two-year performance period after December 31, 2020, 25% will vest on January 1, 2022, and 25% will vest on January 1, 2023, in each case subject to continued employment.

Option Exercises and Stock Vested in Fiscal 2018
The following table provides information regarding the amounts received by our named executive officers upon the vesting of stock or similar instruments during our most recent fiscal year. We do not have any outstanding options.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Received on Vesting ($)(1)(2)
James M. Taylor	100,094(1)	1,775,137
Angela Aman	24,007(1)	367,277
Mark Horgan	21,733(1)	334,137
Steven F. Siegel	24,544(1)	429,429
Brian T. Finnegan	9,644(1)	164,518
(1)
Reflects the vesting of  (i) time-vesting RSUs granted pursuant to the 2013 Omnibus Incentive Plan pursuant to the employment agreement of Mr. Taylor (“RSU 1”), (ii) time-vesting RSUs granted pursuant to the 2013 Omnibus Incentive Plan pursuant to the employment agreements of Ms. Aman and Mr. Horgan (“RSU 2”) and (iii) performance and time-vesting RSUs granted pursuant to the 2013 Omnibus Incentive Plan in respect of  (A) the performance period beginning on October 29, 2013 and ending on December 31, 2016 (“RSU 3”), (B) the performance period beginning on January 1, 2015 and ending on December 31, 2015 (“RSU 4”), (C) the performance period beginning on January 1, 2016 and ending on December 31, 2016 (“RSU 5”), (D) the performance period beginning on January 1, 2017 and ending on December 31, 2017 (“RSU 6”), in each case, as further described below. The terms of the RSUs and LTIP Units are described above under “—Compensation Discussion and Analysis—Long-Term Equity Compensation—2016 Restricted Stock Unit (“RSU”) Awards Performance Determination.”

	Award	Number of Vested Shares of Brixmor Property Group Inc. Common Stock (#)	Vesting Date	Value Received on Vesting ($)
Mr. Taylor	RSU 1	67,863	1/1/2018	1,266,323
	RSU 5	3,908	1/1/2018	72,923
	RSU 6	28,323	2/27/2018	435,891
Ms. Aman	RSU 2	11,779	5/20/2018	169,971
	RSU 5	2,788	1/1/2018	52,024
	RSU 6	9,440	2/27/2018	145,282
Mr. Horgan	RSU 2	9,582	5/20/2018	138,268
	RSU 5	2,711	1/1/2018	50,587
	RSU 6	9,440	2/27/2018	145,282
Mr. Siegel	RSU 3	5,934	1/1/2018	110,728
	RSU 4	4,178	1/1/2018	77,961
	RSU 5	5,698	1/1/2018	106,324
	RSU 6	8,734	2/27/2018	134,416
Mr. Finnegan	RSU 3	791	1/1/2018	14,760
	RSU 4	1,976	1/1/2018	36,872
	RSU 5	2,156	1/1/2018	40,230
	RSU 6	4,721	2/27/2018	72,656
(2)
Value received on vesting is based on the closing price of our common stock on the applicable vesting date.

Pension Benefits for Fiscal 2018
We have no pension benefits for the executive officers.
Nonqualified Deferred Compensation for Fiscal 2018
We have no nonqualified defined contribution or other nonqualified compensation plans for executive officers.
Potential Payments Upon Termination or Change in Control
The following table describes the potential payments and benefits that would have been payable to our current named executive officers under existing plans and contractual arrangements assuming (1) a termination of employment and/or (2) a change of control (“CIC”) occurred, in each case, on December 31, 2018, the last business day of the 2018 fiscal year. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers. These include distributions of plan balances under our 401(k) savings plan and similar items. Except as noted in footnote 4, for purposes of the table below, a “Qualifying Termination” refers to a termination by BPG Subsidiary without “cause” (as defined in the named executive officers’ employment agreements) or by a named executive officer as a result of a “constructive termination” (as defined under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Our Named Executive Officers”).

Name	Cash Severance(1) ($)	Continuation of Health Benefits(2) ($)	Gross-Up Payments(3) ($)	Value of Accelerated Equity(4) ($)	Total ($)
James M. Taylor Jr.
Qualifying Termination, no CIC	4,241,281	38,397	—	3,036,731	7,316,409
Qualifying Termination, CIC	4,241,281	38,397	—	4,249,640	8,529,318
CIC without Termination	—	—	—	4,249,640	4,249,640
Death or Disability Termination	1,000,000	—	—	3,036,731	4,036,731
Angela Aman
Qualifying Termination, no CIC	1,720,715	38,397	—	1,230,610	2,989,722
Qualifying Termination, CIC	1,720,715	38,397	—	1,634,923	3,394,035
CIC without Termination	—	—	—	1,634,923	1,634,923
Death or Disability Termination	375,000	—	—	1,230,610	1,605,610
Mark Horgan
Qualifying Termination, no CIC	1,640,738	38,397	—	1,131,379	2,810,514
Qualifying Termination, CIC	1,640,738	38,397	—	1,535,692	3,214,827
CIC without Termination	—	—	—	1,535,692	1,535,692
Death or Disability Termination	356,250	—	—	1,131,379	1,487,629
Steven F. Siegel
Qualifying Termination, no CIC	1,608,976	28,160	—	788,750	2,425,886
Qualifying Termination, CIC	1,608,976	28,160	—	1,125,591	2,762,727
CIC without Termination	—	—	—	1,125,591	1,125,591
Death or Disability Termination	292,500	—	—	788,750	1,081,250
Brian T. Finnegan
Qualifying Termination, no CIC	1,408,899	25,598	—	503,029	1,937,526
Qualifying Termination, CIC	1,408,899	25,598	—	779,466	2,213,963
CIC without Termination	—	—	—	779,466	779,466
Death or Disability Termination	337,500	—	—	503,029	840,529
(1)
Under their employment agreements, each of Messrs. Taylor, Horgan, Siegel and Finnegan and Ms. Aman is entitled to receive a cash severance amount that consists of an annual bonus in an amount equal to his or her target bonus, prorated based on the number of days during the fiscal year that such executive was employed prior to the termination date, plus in the case of a Qualifying Termination, an amount equal to the sum of   (x) 250% of base salary for Mr. Taylor or 200% of base salary for the other named executive officers, and (y) the sum of such executive’s annual bonuses payable (if any) in respect of the two fiscal years immediately prior to the termination date.

(2)
Reflects the cost of providing the executive officer with a continuation of medical, dental and vision insurance under COBRA for a period of twelve months (for Messrs. Siegel and Finnegan) or eighteen months (for Messrs. Taylor and Horgan and Ms. Aman) following the date of termination.

(3)
The Company’s named executive officers’ payments upon termination that become subject to tax under Code Section 4999 entitle them to a modified gross-up. In order for the executives to receive any gross-up on such payments, the payments must exceed the limit established under the Code for determining whether any tax is due by 120%. All of the named executive officers’ payments were below this limit so would not have triggered a tax under Code Section 4999.

(4)
If Mr. Finnegan or Mr. Siegel were terminated as a result of a Qualifying Termination or a Change in Control (as that term is defined in the Company’s 2013 Omnibus Incentive Plan), such individual would receive the remaining 25% of the tranche 3 RSU award granted in 2014, which was scheduled to vest on January 1, 2019.

In addition to the amounts reported in the table above, the named executive officer would also, with respect to any RSUs, be entitled to receive cash in the amount of any dividend equivalents payable through December 31, 2018 (which amounts are not included herein).
In addition, if a named executive officer were terminated as a result of a Qualifying Termination or a Change in Control, such individual would receive a portion of the RSU awards granted in 2016, with the number determined as follows:
•
the remaining 25% of the one-year measurement component of the award, which was scheduled to vest on January 1, 2019; and

•
with respect to the three-year measurement component of the award, none of such component of the award, based on actual performance below threshold through December 31, 2018.

•
provided that any performance criteria based on achievement of company-wide performance objectives or satisfaction of individual performance criteria will be deemed to be achieved or satisfied at target level.

In addition to the amounts reported in the table above, the named executive officer would also, with respect to any RSUs, be entitled to receive cash in the amount of any dividend equivalents payable through December 31, 2018 (which amounts are not included herein).
In addition, if a named executive officer were terminated as a result of a Qualifying Termination or a Change in Control, such individual would receive a portion of the RSU awards granted in 2017, with the number determined as follows:
•
the remaining 50% of the one-year measurement component of the award, 50% of which was scheduled to vest on January 1, 2019 and 50% of which was scheduled to vest on January 1, 2020; and

•
with respect to the three-year measurement component of the award, none of such component of the award, based on actual performance below threshold through December 31, 2017.

•
provided that any performance criteria based on achievement of company-wide performance objectives or satisfaction of individual performance criteria will be deemed to be achieved or satisfied at target level and, in the case of a Qualifying Termination (but not in the case of a Change in Control), prorated with respect to the three-year measurement period through December 31, 2018.

In addition to the amounts reported in the table above, the named executive officer would also, with respect to any RSUs, be entitled to receive cash in the amount of any dividend equivalents payable through December 31, 2018 (which amounts are not included herein).
In addition, if a named executive officer were terminated as a result of a Qualifying Termination or a Change in Control, such individual would receive all of the Service RSUs and a portion of the PRSUs granted in 2018. The number of PRSUs received by such named executive officer would be determined based on actual performance through the termination date, and, in the case of a Qualifying Termination (but not in the case of a Change in Control), prorated for the performance period through December 31, 2018. In addition to the amounts reported in the table above, the named executive officer would also be entitled to receive cash in the amount of any dividend equivalents payable through December 31, 2018 (which amounts are not included herein). If a named executive officer were terminated as a result of a Qualifying Termination or a Change in Control, such individual would not be entitled to be granted or earn any Outperformance RSUs because the performance period for the Outperformance RSUs had not yet commenced as of December 31, 2018.
In addition, if Messrs. Taylor or Horgan or Ms. Aman were terminated as a result of a Qualifying Termination, such individual would be entitled to receive 67,863, 28,746 and 35,334 time-vesting RSU awards, respectively, granted pursuant to such officer’s employment agreement.
For purposes of the foregoing, “Qualifying Termination” means a termination of the individual’s employment (w) by the Company without “Cause” (as that term is defined in the Company’s 2013 Omnibus Incentive Plan, except that termination of the individual’s employment by the Company for poor performance (as determined by a majority of the management committee) shall constitute a termination by the Company for “Cause”) or while the individual has a Disability (as defined in the Company’s 2013 Omnibus Incentive Plan), (x) if the individual’s written employment agreement with the Company (or any affiliate) includes a definition of  “good reason” or “constructive termination,” by the individual for “good reason” or “constructive termination” (as defined in such written employment agreement), (y) which is a retirement (except in the case of Service RSUs and Outperformance RSUs), or (z) resulting from the individual’s death.
Compensation of Directors

In 2018, our directors who were also our employees received no compensation for their services as directors. Messrs. Berman, Dickson, Hurwitz, Rahm and Schreiber and Mses. Crosland and Sulzberger, who were compensated for their services as directors in 2018, received annual fees as follows:
•
$60,000 in cash, paid quarterly in arrears;

•
5,000 shares of restricted stock, which vest on the anniversary of the grant date;

•
$17,500 in cash in fees for service on the audit committee (or $22,500 in cash for serving as chairperson of the audit committee);

•
$12,500 in cash in fees for service on the nominating and corporate governance committee; and

•
$12,500 in cash in fees for service on the compensation committee.

The table below sets forth information regarding director compensation, except for Mr. Taylor, which is detailed in the “Summary Compensation Table,” for the fiscal year ended December 31, 2018.
Name	Fees Earned or Paid in Cash ($)	Equity Awards(a) ($)	Option Awards(a) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John G. Schreiber	85,000	75,900(b)	—	—	—	—	160,900
Michael Berman	82,500	82,550(c)	—	—	—	—	165,050
Sheryl M. Crosland	77,500	82,550(c)	—	—	—	—	160,050
Thomas W. Dickson	72,500	75,050(d)	—	—	—	—	147,550
Daniel B. Hurwitz	72,500	80,400(e)	—	—	—	—	152,900
William D. Rahm	85,000	75,050(d)	—	—	—	—	160,050
Gabrielle Sulzberger	90,000	80,400(e)	—	—	—	—	170,400
(a)
Equity Awards represent the grant date fair value for the shares of restricted stock granted during 2017 calculated in accordance with FASB ASC Topic 718.

(b)
Represents 5,000 shares of restricted stock, valued at a grant date fair value of  $15.18 per share.

(c)
Represents 5,000 shares of restricted stock, valued at a grant date fair value of  $16.51 per share.

(d)
Represents 5,000 shares of restricted stock, valued at a grant date fair value of  $15.01 per share.

(e)
Represents 5,000 shares of restricted stock, valued at a grant date fair value of  $16.08 per share.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Dickson, Hurwitz, Rahm and Schreiber. None of these directors was, during the fiscal year, an officer or employee of the Company and none was formerly an officer of the Company. The board of directors determined that Mr. Hurwitz’s former service as interim chief executive officer of the Company in 2016 would not affect Mr. Hurwitz’s ability to be independent from management in connection with the duties of a Compensation Committee member. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of another entity, one of whose executive officers served on the Compensation Committee or as a director of the Company.

pay ratio
Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.
As permitted by Item 402(u) of Regulation S-K, we are using the same median employee for our 2018 pay ratio disclosure as we used for our 2017 pay ratio disclosure because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. In identifying our median employee in 2017, we calculated the annual cash compensation of each employee for the twelve month period that ended on December 31, 2017. Cash compensation for these purposes included base salary, bonus and comparable cash elements and was calculated using internal payroll records. We selected the median employee based on the 460 full-time, 1 part-time and 2 temporary employees who were employed as of December 31, 2017. We have no non-U.S. employees. The average tenure of our employees was 5.6 years.
The 2018 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $5,050,709. The 2018 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $110,810. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2018 is 45.58 to 1.

Ownership of Securities
The following table and accompanying footnotes set forth information regarding the beneficial ownership of outstanding Brixmor common stock as of March 12, 2019 by: (1) each person known to us to beneficially own more than 5% of the outstanding voting securities of Brixmor Property Group Inc., (2) each of the named executive officers, (3) each of our directors and (4) all of our directors and executive officers, as a group.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise set forth below, the address of each beneficial owner is c/o Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017.

Name of beneficial owner	Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(1)
Principal Stockholders
The Vanguard Group(2)	42,720,226	14.32%
Blackrock, Inc. (3)	36,651,445	12.29%
JPMorgan Chase & Co. (4)	31,530,144	10.57%
Directors and Named Executive Officers(5):
James M. Taylor Jr.	222,326	*
John G. Schreiber(6)	60,000	*
Michael Berman	40,475	*
Sheryl M. Crosland(7)	16,590	*
Julie Bowerman	5,000	*
Thomas W. Dickson	20,000	*
Daniel B. Hurwitz(8)	41,478	*
William D. Rahm(9)	25,000	*
Gabrielle Sulzberger	22,161	*
Angela Aman	36,604	*
Mark Horgan	43,130	*
Steven F. Siegel	340,774	*
Brian T. Finnegan	92,797	*
Directors and Executive Officers as a Group (14 persons)	1,201,981	*
*
Less than 1%.

(1)
Assumes 298,258,420 shares of our common stock outstanding as of March 12, 2019.

(2)
Based solely on a Schedule 13G filed with the SEC on February 11, 2019. The Vanguard Group has sole voting power with respect to 416,154 shares, shared voting power with respect to 355,290 shares, sole dispositive power with respect to 42,250,071 shares and shared dispositive power with respect to 470,155 shares. The Vanguard Group has indicated that it filed the Schedule 13G on behalf of the following subsidiaries: Vanguard Fiduciary Trust Company, which is the beneficial owner of 114,865 shares, and Vanguard Investments Australia, Ltd., which is the beneficial owner of 656,579 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Based solely on a Schedule 13G filed with the SEC on March 8, 2019. Blackrock, Inc. has sole voting power with respect to 34,807,212 shares and sole dispositive power with respect to 36,651,445 shares. Blackrock, Inc. has indicated that it filed the Schedule 13G on behalf of the following subsidiaries: BlackRock Life Limited; BlackRock International Limited; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; Blackrock Fund Advisors, BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Asset Management North Asia Limited; and BlackRock Fund Managers Ltd. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)
Based solely on a Schedule 13G filed with the SEC on February 8, 2019. JPMorgan Chase & Co. has sole voting power with respect to 27,846,749 shares, shared voting power with respect to 47 shares, sole dispositive power with respect to 31,524,783 shares and shared dispositive power with respect to 47 shares. JPMorgan Chase & Co. has indicated that it filed the Schedule 13G on behalf of the following subsidiaries: J.P. Morgan Investment Management Inc.; JPMorgan Chase Bank, National Association; JPMorgan Asset Management (UK) Limited; and China International Fund Management Co. Ltd. The address of JPMorgan Chase & Co. is 270 Park Ave., New York, NY 10017.

(5)
Our named executive officers for 2018 were James M. Taylor, Angela Aman, Mark Horgan Steven F. Siegel and Brian T. Finnegan.

(6)
Includes 40,000 shares held by Centaur Partners IV, LP.

(7)
Includes 1,590 shares held by husband.

(8)
Includes 15,000 shares held by Raider Hill Advisors.

(9)
Excludes 998,392 shares held by Centerbridge Partners, L.P. and their affiliated entities, where Mr. Rahm is a Senior Managing Director, over all of which Mr. Rahm disclaims beneficial interest.

Section 16(a) Beneficial Ownership
Reporting Compliance
Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of copies of such reports and written representations from our executive officers and directors, we believe that our executive officers and directors filed all reports required by Section 16(a) of the Exchange Act on a timely basis, except for one report reporting one transaction with respect to each of Ms. Aman and Mr. Horgan and one report reporting four transactions with respect to Ms. Singh.

Review, Approval, or Ratification of
Transactions with Related Persons
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Under the policy, a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our board of directors. No related person transaction will be executed without the approval or ratification of our board of directors or a duly authorized committee of our board of directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.
In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under our categorical independence standards included in our Corporate Governance Guidelines and the rules and regulations of the SEC, the NYSE and the Internal Revenue Code of 1986.

Related Person Transactions

In 2013, we entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law and our charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
Except as set forth above, since January 1, 2018, there have been no related person transactions with any director or executive officer of the Company or any other related person, as defined in Rule 404 under Regulation S-K promulgated under the Securities Act of 1933, as amended, and none is proposed.

Equity Compensation Plan Information
The following table sets forth information regarding outstanding options and shares reserved for future issuance under the Company’s equity compensation plans as of December 31, 2018.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	2,526,490		11,540,427
Equity compensation plan not approved by security holders	—	—	—
Total

Stockholder Proposals for the 2020
Annual Meeting
If any stockholder wishes to propose a matter for consideration at our 2020 Annual Meeting of Stockholders, the proposal must be mailed to our Secretary, Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017 in accordance with the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) or the advance notice provisions of our Bylaws. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) for inclusion in our 2020 Annual Meeting proxy statement and form of proxy to be made available in 2020, the proposal must be received by our Corporate Secretary on or before December 3, 2019. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
Our bylaws currently provide that, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Company, and, in the case of business other than nominations of persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the one hundred fiftieth (150th) day nor later than the close of business, Eastern Time, on the one hundred twentieth (120th) day prior to the first anniversary of the date the company’s proxy statement is released to stockholders determined in accordance with Rule 14a-8 promulgated under the Exchange Act, for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary date of the preceding year’s annual meeting, in order for the notice to be timely, such notice must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than the close of business, Eastern Time, on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting, as originally convened, or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice. Notwithstanding the foregoing, if the number of directors to be elected to the Board of Directors in increased, and there is no public announcement of such action at least one hundred thirty (130) days prior to the first anniversary of the date the company’s proxy statement is released to stockholders for the preceding year’s annual meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary of the Company at the principal executive offices of the Company not later than 5:00 p.m. Eastern Time on the tenth (10th) day following the day on which such public announcement is first made by the Company.
A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker, bank or other nominee. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting our Corporate Secretary at 450 Lexington Avenue, New York, New York 10017, (212) 869-3000.

Other Business
The Board does not know of any other matters that may be properly brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors,
Steven F. Siegel
Secretary
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.brixmor.com) and click on “Financial Information” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2018, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Secretary
Brixmor Property Group Inc.
450 Lexington Avenue
New York, New York 10017